UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 6, 2009 (April 2, 2009)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

21/F., Chinachem Century Tower
178 Gloucester Road
Wanchai, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Background

As previously reported on November 19, 2007, Network CN Inc. (the “Company”), Shanghai Quo Advertising Company Limited, a limited liability company and subsidiary of the Company (“Quo”), and the certain holders entered into a Note and Warrant Purchase Agreement (as amended, the “Purchase Agreement”) with affiliated investment funds of Och-Ziff Capital Management Group (the “Investors”), pursuant to which the Company agreed to issue in three tranches 3% Senior Secured Convertible Notes due June 30, 2011 in the aggregate principal amount of up to $50,000,000 (the “Notes”) and warrants to acquire an aggregate amount of 34,285,715 shares of Common Stock of the Company (the “Warrants”).   On November 19, 2007, the Company issued Notes in the aggregate principal amount of $6,000,000, Warrants to purchase shares of the Company’s common stock at $2.50 per share and Warrants to purchase shares of the Company’s common stock at $3.50 per share.  On November 28, 2007, the Company issued Notes in the aggregate principal amount of $9,000,000, Warrants to purchase shares of the Company’s common stock at $2.50 per share and Warrants to purchase shares of the Company’s common stock at $3.50 per share.

As previously reported on February 6, 2008, the Company amended and restated the previously issued Notes on January 31, 2008 and issued to the Investors 3% Senior Secured Convertible Notes in the aggregate principal amount of $50,000,000 (the “Amended and Restated Notes”), Warrants to purchase shares of the Company’s common stock at $2.50 per share and Warrants to purchase shares of the Company’s common stock at $3.50 per share (the “Third Closing”).  In connection with the Third Closing, the parties entered into the First Amendment to the Purchase Agreement, dated as of January 31, 2008, to, among other things, establish additional funding channels between the Company and its subsidiaries in China and provide for certain other modifications in connections with the Third Closing.  Concurrently with the Third Closing, the Company loaned substantially all the proceeds from the Amended and Restated Notes to its wholly-owned direct subsidiary, NCN Group Limited, a company incorporated under the laws of the British Virgin Islands (“NCN Group”), and such loan was evidenced by an intercompany note issued by NCN Group in favor of the Company (the “NCN Group Note”).  In connection with the Amended and Restated Notes, the Company entered into a Security Agreement, dated as of January 31, 2008 (the “Security Agreement”), pursuant to which the Company granted to the collateral agent for the benefit of the Investors, a first-priority security interest in certain of its assets, including the NCN Group Note and 66% of the equity interest of NCN Group. In addition, NCN Group and certain of the Company’s indirect wholly owned subsidiaries each granted the Company a security interest in certain of the assets of such subsidiaries to, among other things, secure the NCN Group Note and certain related obligations.

Restructuring of 3% Senior Secured Convertible Notes

On April 2, 2009, the Company entered into a new financing arrangement with the Investors and certain other investors, memorialized in the following documents.

Note Exchange Agreement

On April 2, 2009, the Company entered into a Note Exchange Agreement with certain of the Investors (the “Note Exchange Agreement”), pursuant to which the parties agreed to cancel Amended and Restated Notes in the principal amount of $5 million held by such Investors (including accrued and unpaid interest thereon), and all the Warrants, in exchange for the Company’s issuance of new 1% Unsecured Senior Convertible Notes due 2012 in the principal amount of $5 million (the “New Notes”). The New Notes bear interest at 1% per annum, payable semi-annually in arrears, and mature on April 2, 2012.  They are convertible at any time into shares of the Company’s common stock at an initial conversion price of $0.02326 per share, subject to customary anti-dilution adjustments. In addition, in the event of a default, the holders of the New Notes (the “Note Holders”) will have the right to redeem the New Notes at 110% of the principal amount, plus any accrued and unpaid interest.  The parties also agreed to terminate the Security Agreement and release all security interests arising out of the Purchase Agreement and the Amended and Restated Notes.

Notes Exchange and Option Agreement

On April 2, 2009, the Company also entered into a Note Exchange and Option Agreement (the “Note Exchange and Option Agreement”) with Keywin Holdings Limited, a transferee of the Investors (“Keywin”), pursuant to which the Company agreed to exchange the remaining Amended and Restated Notes in the principal amount of $45 million (including all accrued and unpaid interest thereon) for (i) 307,035,463 shares of the Company’s common stock (the “Keywin Shares”) and (ii) an option to purchase an aggregate of 122,814,185 shares of the Company’s common stock for an aggregate purchase price of $2,000,000, exercisable for a three (3) month period commencing on April 2, 2009 (the “Keywin Option”).

Registration Rights Agreement

In connection with the Note Exchange Agreement and the Note Exchange and Option Agreement, the Company agreed to provide Keywin and the Note Holders, pursuant to a Registration Rights Agreement, dated April 2, 2009 (the “Registration Rights Agreement”), among the Company, the Note Holders and Keywin, demand and piggy-back registration rights in respect of the Keywin Shares, shares of the Company’s common stock issuable upon exercise of the Keywin Option and shares of the Company’s common stock issuable upon conversion of the New Notes.

Letter Agreement and Termination of Investor Rights Agreement

On April 2, 2009, the Company also entered into a Letter Agreement and Termination of Investor Rights Agreement with the Investors and Keywin (the “Letter Agreement”), pursuant to which the parties agreed to terminate the Investor Rights Agreement, dated November 19, 2007, entered into between the Company and the Investors in connection with the Purchase Agreement.

Pursuant to the Letter Agreement, the Company also agreed to provide certain co-sale rights to the Investors.  In the event that Keywin, its affiliates and/or any of the officers or directors of the Company (collectively, the “Controlling Stockholders”) propose to transfer, sell, assign or otherwise dispose of, directly or indirectly, any of its or their securities in the Company (the “Selling Controlling Stockholder”) in a transaction which, together with previous transfers or sales, would constitute a Change in Control (as defined in the Letter Agreement), then each of the Investors (and their assigns) will have the right to sell, at their sole election, together with such Selling Controlling Stockholder, up to their entire interest in the Company (including either the New Notes or the securities issuable upon conversion of the New Notes), except that any such co-sale must be on the same terms and conditions agreed to by the Selling Controlling Stockholder.

Pursuant to the Letter Agreement, the parties also agreed to certain limitations on conversion of the New Notes.  The Investors agreed that they would not convert, and the Company agreed that it would not issue any shares of its common stock upon any attempted conversion or exercise of, any portion of the New Notes, if after giving effect to such conversion, the Investors (together with their affiliates) collectively would have acquired, through the conversion of the New Notes or otherwise, beneficial ownership of a number of shares of the Company’s common stock in excess of 9.99% of the aggregate number of shares of common stock outstanding immediately after giving effect to such conversion or exercise.

This brief description of the terms of the New Notes, Registration Rights Agreement, Note Exchange Agreement, Note Exchange and Option Agreement and Letter Agreement is qualified by reference to the provisions of the agreements attached to this report as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference in its entirety.

Item 3.02             Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference in its entirety.

The issuance of the Keywin Shares was made in reliance upon the exemptions from registration requirements provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.  The issuance of the New Notes was made in reliance upon exemptions from the registration requirements provided by Regulation S promulgated under the Securities Act.

In instances described above where the Company indicate that it relied upon Section 4(2) of the Securities Act in issuing securities, its reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by the Company which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

In instances described above where the Company indicate that it relied upon Regulation S promulgated under the Securities Act in issuing securities, the Company’s reliance was based upon the following factors (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber made his, her or its subscription from the subscriber’s residence or offices at an address outside of the United States and (d) each subscriber or the subscriber’s advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in the Company.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1	Form of Note 1% Senior Unsecured Convertible Promissory Note, dated April 2, 2009.

4.2
Registration Rights Agreement, dated April 2, 2009, by and among the Company, Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited, Sculptor Finance (SI) Ireland Limited and Keywin Holdings Limited.

10.1
Note Exchange Agreement, dated April 2, 2009, by and among the Company, Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited, Sculptor Finance (SI) Ireland Limited, OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd. and OZ Global Special Investments Master Fund, L.P.

10.2	Note Exchange and Option Agreement, dated April 2, 2009, between the Company and Keywin Holdings Limited.

10.3
Letter Agreement and Termination of Investor Rights Agreement, dated April 2, 2009, by and among the Company, Company, Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited, Sculptor Finance (SI) Ireland Limited, OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd., OZ Global Special Investments Master Fund, L.P. and Keywin Holdings Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2009	NETWORK CN INC.

	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Note 1% Senior Unsecured Convertible Promissory Note, dated April 2, 2009.

4.2
Registration Rights Agreement, dated April 2, 2009, by and among the Company, Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited, Sculptor Finance (SI) Ireland Limited and Keywin Holdings Limited.

10.1
Note Exchange Agreement, dated April 2, 2009, by and among the Company, Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited, Sculptor Finance (SI) Ireland Limited, OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd. and OZ Global Special Investments Master Fund, L.P.

10.2	Note Exchange and Option Agreement, dated April 2, 2009, between the Company and Keywin Holdings Limited.

10.3
Letter Agreement and Termination of Investor Rights Agreement, dated April 2, 2009, by and among the Company, Company, Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited, Sculptor Finance (SI) Ireland Limited, OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd., OZ Global Special Investments Master Fund, L.P. and Keywin Holdings Limited.